UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
March 14, 2006

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 0-28930
ROADHOUSE GRILL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Florida (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0367604 (IRS Employer Identification No.)
2703-A Gateway Drive
Pompano Beach, Florida 33069
(Address Of Principal Executive Offices)
(954) 957-2600

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On March 14, 2006, Roadhouse Grill, Inc. (“Roadhouse”) terminated the Agreement and Plan of Merger (the “Merger Agreement”) by and among Roadhouse, Steakhouse Partners, Inc. (“Steakhouse”) and RGI Acquisition Corp. dated November 17, 2005, as amended to date.
     Pursuant to the Merger Agreement, at the effective time of the merger, each issued and outstanding share of common stock of Roadhouse, par value $0.03 per share (the “Roadhouse Common Stock”), was to have been converted into the right to receive $0.772 per share in cash, without interest. Steakhouse had also agreed to assume certain funded debt and liabilities of Roadhouse. Additionally, at the effective time of the merger, each outstanding and unexercised option, whether vested or unvested, of Roadhouse Common Stock, was to have become immediately vested and the holders of such options were to have received consideration as set forth in the Merger Agreement.
     The terms of the Merger Agreement provided that the merger was subject to the acquisition by Steakhouse of financing sufficient to complete the transaction. Roadhouse has been advised that Steakhouse has been unable to obtain financing sufficient to complete the merger on the terms set forth in the Merger Agreement. While Roadhouse, its majority shareholder, and Steakhouse attempted to negotiate revised terms under which the majority shareholder of Roadhouse would reinvest a portion of the proceeds it was to receive from the merger into Steakhouse so that the merger could be completed in accordance with the terms of the Merger Agreement, the parties were unable to come to an agreement in that regard. As a result, Roadhouse has elected to terminate the Merger Agreement.
Item 5.02 Election of Directors
     On March 14, 2006, Roadhouse appointed Francis Lee to its Board of Directors (the “Board”) to serve until the next annual meeting of shareholders or until his earlier death, resignation, or removal. Mr. Lee was appointed to the Board pursuant to the Loan Agreement between Roadhouse and Berjaya Group (Cayman) Limited (“Berjaya”), which gave Berjaya the right to make an appointment to the Board of Roadhouse. Mr. Lee is an affiliate of Berjaya, the Company’s majority shareholder.
Item 8.01. Other Events
     In connection with the termination of the Merger Agreement, Roadhouse has issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Press release issued by Roadhouse Grill, Inc. dated March 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROADHOUSE GRILL, INC.
By:	/s/ Michael C. Brant
Michael C. Brant
Executive Vice President and Chief Financial Officer

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